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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 BENZ ENERGY INC.
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             (Exact name of registrant as specified in its charter)


           DELAWARE                                   76-0577348
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    (State of incorporation                       (I. R. S. Employer
       of organization)                           Identification No.)

     1000 LOUISIANA STREET,
   15TH FLOOR, HOUSTON, TEXAS                             77002
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(Address of principal executive offices)               (Zip Code)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12 (b) OF THE ACT:

     Title of each class                      NAME OF EACH EXCHANGE ON WHICH
     to be so registered                      EACH CLASS IS TO BE REGISTERED
--------------------------------     ------------------------------------------
            NONE                                         NONE
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If this form relates to the registration of a class of securities pursuant to
Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [X]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-83651

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12 (g) OF THE ACT:

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                     COMMON STOCK, PAR VALUE $.01 PER SHARE

    CLASS A, SERIES II CONVERTIBLE PREFERRED STOCK, PAR VALUE $1.00 PER SHARE
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                                (Title of Class)




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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The descriptions of the common stock, par value $.01 per share and the class A, series II convertible preferred stock, $1.00 par value per share, of Benz Energy Inc. (the "Company") to be registered hereunder is set forth under the caption "Description of Capital Stock" in the prospectus included within the registration statement of the Company on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No. 333-83651), which description is incorporated herein by reference.

ITEM 2.           EXHIBITS.

         The following exhibits are incorporated by reference herein to the Company's registration statement on Form SB-2:

         (1)      Certificate of Incorporation of the Company filed as Exhibit
                  3.1 to the registration statement on Form SB-2 (Registration No. 333-83651).

         (2) By-laws of the Company filed as Exhibit 3.2 to the registration statement on Form SB-2 (Registration No. 333-83651).

         (3) Certificate of Designation, Preferences, Rights and Limitations of Class A, Series II Convertible Preferred Stock filed as Exhibit 3.4 to the registration statement on Form SB-2 (Registration No. 333-83651).





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: September 14, 1999               BENZ ENERGY INC.



                                              By: /s/ Robert S. Herlin
                                                  Robert S. Herlin
                                              SENIOR VICE PRESIDENT AND
                                               CHIEF FINANCIAL OFFICER